NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

             Void after 5:00 p.m. Eastern Time, on ________________.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

FOR VALUE RECEIVED, PALOMAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby certifies that (the "Purchaser") or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time on or after _________________ and prior to 5:00 P.M., Eastern Time, on _________________, a total of _________ fully paid and nonassessable shares of the common stock, par value $.01 per share, of the Company for an aggregate purchase price of $____ per share. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Exercise Price", (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder".) The Exercise Price is subject to adjustment as hereinafter provided.

     1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, on or after August 20, 1998 and prior to 5:00 P.M., Eastern Time, on February 19, 2003, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part; provided, however, that the Holder shall only be entitled to exercise this Warrant from time to time to extent that the Holder will, through such exercise, obtain that number of shares of Common Stock (the "Exercisable Shares") that, together with shares of Common Stock directly or indirectly beneficially owned by the Holder, its subsidiaries and affiliated persons including persons serving as exclusive full time advisors of the Holder

(each a "Holder Person" and, collectively, "Holder Persons"), would not result in direct and indirect beneficial ownership by all Holder Persons that would exceed 10% of the outstanding shares of Common Stock, as calculated in accordance with Rule 16a-1(a)(1). For purposes of calculating the number of Exercisable Shares, the Holder shall be entitled to use the outstanding number contained in the Company's most recent Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB in accordance with Rule 13D-1(e). For purposes of determining the number of Exercisable Shares, the Company shall be entitled to rely and shall be fully protected in relying, on any statement or representation made by the Holder to the Company without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock to confirm such calculation. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 50,000 shares of the Common Stock (or such lesser number of shares of Common Stock as shall remain available for purchase under the terms of the Warrant), and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled if this Warrant is exercised in whole and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant. In lieu of any fractional share of the Common Stock which would otherwise be issuable in respect to the exercise of the Warrant, the Company at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing Price (as hereinafter defined) of a share of Common Stock on the ten consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

     Upon exercise of the Warrant, the Company shall issue and deliver to the Holder certificates for the Common Stock issuable upon such exercise within ten business days after such exercise and the person exercising shall be deemed to be the holder of record of the Common Stock issuable upon such exercise.

     No warrant granted herein shall be exercisable after 5:00 p.m. Eastern Time on the fifth anniversary of the date of issuance.

     2. Consolidations and Mergers. In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that each Holder shall have the right thereafter to obtain upon exercise of the Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock for which the Warrant may be exercised prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each Holder the right to elect the securities, cash, or other assets for which the Warrant may be exercised by such Holder subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     3.  Adjustments  to the Exercise  Price.  Notwithstanding  anything in this
Section 3 to the contrary, no change in the exercise price shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last change in the Exercise Price would change the Exercise Price by more than 1%. However, once the cumulative effect would result in such a change, then the Exercise Price shall actually be changed to reflect all adjustments called for by this Section 3 and not previously made. Notwithstanding anything in this Section 3, no change in the Exercise Price shall be made that would result in an Exercise Price of less than the par value of the Common Stock to be issued upon exercise of this Warrant.

     The "Closing Price" for each day shall be the closing price on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq Stock Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

     Subject to the provisions of the first paragraph of this Section 3, the Exercise Price shall be appropriately adjusted from time to time to account for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events and under certain circumstances as follows:

          (i) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock for the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Exercise Price in effect on such record date shall be adjusted in accordance with the formula

                              EP1 = EP x O + N x P
                                             -----
                                               M
                                             -----
                                             O + N

where

                  EP1 = the adjusted Exercise Price.

                  EP  = the current Exercise Price.

                  O   = the number of shares of Common  Stock  outstanding  on
                        the record date.

                  N   = the  number of  additional  shares of Common  Stock
                        issuable pursuant to the exercise of such rights or warrants.

                  P   = the  offering  price  per  share of the  additional
                        shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

                  M   = the Current  Market Price per share of Common Stock on
                        the record date.

     Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Exercise Price then in effect shall be readjusted appropriately.

          (ii) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Company), then in each such case the Exercise Price then in effect shall be adjusted in accordance with the formula

               EP1 = EP x   M-F
                           -----
                             M
     where

               EP1  = the adjusted Exercise Price.

               EP   = the current Exercise Price.

               M = the Current Market Price per share of Common Stock on the record date mentioned below.

               F = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

     Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

          (iii) If at any time an adjustment to the Exercise Price shall be made in accordance with subparagraph (i) or (ii) above, the Holder of any Warrant shall thereafter, on the exercise hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Exercise Price in effect immediately prior to such issuance and (ii) the denominator is the Exercise Price in effect on the date of such exercise.

          (iv) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (v) If at any time as a  result  of an  adjustment  made  pursuant  to
     Section 2, the Holder of any Warrant thereafter exercised shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iv) above.

          Except as otherwise provided above in this Section 3, no adjustment in the Exercise Price shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          Whenever the Exercise Price is adjusted, the Company will give notice by mail to the Holders, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Exercise Price. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

          Whenever the Company shall propose to take any of the actions specified in Section 2 or in subparagraphs (i) or (ii) of the third paragraph of this Section 3 which would result in any adjustment in the Exercise Price under this Section 3, the Company shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Company will close or on which a record will be taken for such action, to the Holders. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          Notwithstanding any other provision of this Section 3, no adjustment in the Exercise Price need be made (a) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (b) after the Common Stock becomes convertible into cash (no interest shall accrue on the cash).

     4. Company Call Option. If at any time after August 19, 1998 the Closing Price of a share of Common Stock equals or exceeds $5.00 for ten (10) consecutive trading days, the Company shall thereafter have the option (the "Company Call Option"), exercisable at any time before this Warrant expires or is exercised in full, to repurchase this Warrant at a price equal to the Call Option Price (as hereinafter defined). The Company Call Option may be exercised by providing written notice of exercise (the "Call Option Notice") to the Holder, which notice shall specify a date not less than thirty (30) and not more than sixty (60) days thereafter (the "Call Option Closing Date") upon which the Company shall repurchase the Warrant. On the Call Option Closing Date, the Holder shall assign and transfer this Warrant to the Company against payment by the Company, by check or wire transfer, of the Call Option Price. As used herein, the Call Option Price shall be calculated in accordance with the formula

                   COP = N x (ACP - EP)

where

               COP  = the Call Option Price.

               N = the number of shares of Common Stock issuable upon exercise of this Warrant on the date the Call Option Notice is sent by the Company.

               ACP = the average Closing Price of a share of Common Stock on the ten (10) trading days preceding the date the Call Option Notice is sent by the Company.

               EP = the Exercise Price in effect on the date the Call Option Notice is sent by the Company.

Upon delivery by the Company of a Call Option Notice, the Holder's right to exercise this Warrant shall terminate, and the Holder's only right hereunder shall be to receive the Call Option Price on the Call Option Closing Date as provided in this Section 4.

     5. Reservation of Warrant Shares. On and after the later to occur of (i) six months after the Closing Date and (ii) the first date following the Closing Date on which the Closing Price of a share of Common Stock has equaled or exceeded $2.50 for a period of ten (10) consecutive trading days, the Company shall reserve and keep available, solely for issuance or delivery upon exercise of this Warrant, the number of shares of Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

     6. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

     7. Transfer.

          (a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act and that there is in effect a registration statement in which is included a prospectus meeting the requirements of Subsection 10
     (a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

          (b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

          (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 7, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this warrant, (b) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Exchange Act or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

          (d) Transfer. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

          (e) Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

     "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

     8. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of an unsecured indemnity from the Holder reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     9. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

     10. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is (i) mailed by first-class mail, postage prepaid, or (ii) sent by facsimile, addressed to:

          (a) the Company at 45 Hartwell Avenue, Lexington, Massachusetts 02173, facsimile no. (781) 676-7330, attention: Paul S. Weiner, Director of Finance, or such other address as the Company has designated in writing to the Holder, with a copy to David A. Broadwin, Esq., Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, facsimile no.
     (617) 832-7000 or

          (b) the Holder at or such other address as the Holder has designated in writing to the Company.

     11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof

     12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, PALOMAR MEDICAL TECHNOLOGIES, INC. has caused this Warrant to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary this ____ day of ________, 1998.

ATTEST:                                     PALOMAR MEDICAL TECHNOLOGIES, INC.



____________________________                By:
                                            Title: Chief Executive Officer


 [Corporate Seal]

SUBSCRIPTION

         The    undersigned,     ______________________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of _________ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated: ___________________                  Signature: _________________________
                                              Address: _________________________

                                              ----------------------------------

                                              ----------------------------------


                                       Soc. Sec. or Fed ID Number: _____________

ASSIGNMENT

         FOR VALUE RECEIVED  ____________________________________  hereby sells, assigns and transfers unto ___________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________________________________, attorney, to transfer said Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Dated: ___________________                  Signature: _________________________
                                              Address: _________________________

                                              ----------------------------------

                                              ----------------------------------


                                       Soc. Sec. or Fed ID Number: _____________

PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED  ____________________________________  hereby sells, assigns and  transfers  unto  ____________________________________  the right to purchase ___________ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ___________________________________, attorney, to transfer that part of said
Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Dated: ___________________                  Signature: _________________________
                                              Address: _________________________

                                              ----------------------------------

                                              ----------------------------------


                                       Soc. Sec. or Fed ID Number: _____________